                                                                   EXHIBIT 99(g)

                             INVESTMENT ADVISORY AND
                              MANAGEMENT AGREEMENT

      AGREEMENT, dated as of March 13, 1997, between MORGAN STANLEY RUSSIA & NEW
EUROPE FUND, INC., a Maryland corporation (the "Fund"), and MORGAN STANLEY ASSET
MANAGEMENT INC., a Delaware corporation (the "Investment Manager").

      WHEREAS, the Fund is a closed-end, non-diversified management investment company registered under the U.S. Investment Company Act of 1940, as amended
(the "1940 Act"), the shares of common stock of which are registered under the
Securities Act of 1933, as amended; and

      WHEREAS, the Fund's investment objectives are set forth in the Prospectus dated September 24, 1996 (the "Prospectus") contained in the Fund's Registration
Statement on Form N-2 (File Nos. 33-75012 and 811-8346) (the "Registration
Statement"); and

      WHEREAS, the Fund desires to retain the Investment Manager to render investment management services with respect to its assets and the Investment
Manager is willing to render such services.

      NOW, THEREFORE, in consideration of the mutual covenants hereafter contained, it is hereby agreed by and between the parties hereto as follows:

      1.    Appointment of Investment Manager. (a) The Fund hereby employs the
Investment Manager for the period and on the terms and conditions set forth herein, subject at all times to the supervision of the Board of Directors of the
Fund, to:

                  (i)   make all investment decisions for the Fund, prepare and
      make available to the Fund research and statistical data in connection therewith, and to supervise the acquisition and disposition of securities by the Fund, including the selection of brokers or dealers to carry out transactions, all in accordance with the Fund's investment objective and policies and limitations, as the same are set forth in the Prospectus, and in accordance with guidelines and directions from the Fund's Board of
      Directors;

                  (ii)  assist the Fund as it may reasonably request in the
      conduct of Fund's business, subject to the direction and control of the
      Fund's Board of Directors;

                  (iii) maintain or cause to be maintained for the Fund all
      books and records required under the 1940 Act, to the extent that such books and records are not maintained or furnished by the administrators, custodians or other agents of the Fund; and

                  (iv)  furnish at the Investment Manager's expense for the use of the Fund such office space and facilities as the Fund may require for its reasonable needs, to the extent not furnished by the Fund's administrators, custodians or other agents, and furnish at the Investment
      Manager's expense clerical services in the United States related to research, statistical and investment work.

The Investment Manager is authorized as agent of the Fund to give instructions to the custodians from time to time of the Fund's assets as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of brokers or dealers and the placing of orders for the purchase and sale of securities for the Fund, the Investment Manager is directed at all times to seek to obtain for the Fund the most favorable net results as determined by the Board of Directors of the Fund. Subject to this requirement and the provisions of the 1940 Act, the U.S. Securities Exchange Act of 1934, as
amended,

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and any other applicable provisions of law, nothing shall prohibit the
Investment Manager from selecting brokers or dealers with which it or the Fund is affiliated or which provide the Investment Manager with investment research services as described in the Fund's Prospectus.

            (b)   The Investment Manager accepts such employment and agrees
during the term of this Agreement to render such services, to permit any of its directors, officers or employees to serve without compensation as directors or officers of the Fund if elected to such positions, and to assume the obligations set forth herein for the compensation herein provided. The Investment Manager shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

      2.    Compensation. For the services and facilities described in
Section 1, the Fund agrees to pay in United States dollars to the Investment
Manager, a fee, computed weekly and payable monthly, at an annual rate of 1.60%
of the Fund's average weekly net assets. For the month and year in which this
Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that this Agreement is in effect during such month and year, respectively.

      3.    Investment in Fund Stock. The Investment Manager agrees that it will not make a short sale of any capital stock of the Fund, or purchase any share of the capital stock of the Fund other than for investment.

      4.    Non-Exclusivity of Services. Nothing herein shall be construed as prohibiting the Investment Manager from providing investment advisory services to, or entering into investment advisory agreements with, any other clients
(such as other registered investment companies), including clients who may invest in RNE country issuers (as such term is defined in the Fund's
Prospectus), so long as the Investment Manager's services to the Fund are not impaired thereby.

      5.    Standard of Care; Indemnification. (a) The Investment Manager may
rely on information reasonably believed by it to be accurate and reliable.
Neither the Investment Manager nor its officers, directors, employees, agents or controlling persons (as defined in the 1940 Act) shall be subject to any liability for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund, in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence on the part of the Investment Manager in the performance of its duties or by reason of reckless disregard on the part of the Investment Manager of its obligations and duties under this Agreement.
Any person, even though also employed by the Investment Manager, who may be or become an employee of the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as an employee or agent of the Investment Manager.

            (b)   The Fund agrees to indemnify and hold harmless the Investment
Manager, its officers, directors, employees, agents, shareholders, controlling persons or other affiliates (each an "Indemnified Party"), for any losses, costs and expenses incurred or suffered by any Indemnified Party arising from any action, proceeding or claims which may be brought against such Indemnified Party in connection with the performance or non-performance in good faith of its functions under this Agreement, except losses, costs and expenses resulting from willful misfeasance, bad faith or gross negligence in the performance of such
Indemnified Party's duties or from reckless disregard on the part of such
Indemnified Party of such Indemnified Party's obligations and duties under this
Agreement.

      6.    Allocation of Charges and Expenses. (a) The Investment Manager shall assume and pay for maintaining its staff and personnel, and shall, at its own expense, provide the equipment, office space

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and facilities necessary to perform its obligations hereunder. The Investment
Manager shall pay the salaries and expenses of such of the Fund's officers and employees, as well as the fees and expenses of such of the Fund's directors who are directors, officers or employees of the Investment Manager or any of its affiliates, provided, however, that the Fund, and not the Investment Manager, shall bear travel expenses or an appropriate fraction thereof of directors and officers of the Fund who are directors, officers or employees of the Investment
Manager or its affiliates to the extent that such expenses relate to attendance at meetings of the Fund's Board of Directors or any committees thereof.

            (b)   In addition to the fee of the Investment Manager, the Fund shall assume and pay the following expenses: organization expenses (but not the overhead or employee costs of the Investment Manager); legal fees and expenses of counsel to the Fund; auditing and accounting expenses; taxes and governmental fees; New York Stock Exchange listing fees, dues and expenses incurred in connection with membership in investment company organizations; fees and expenses of the Fund's custodians, sub-custodians, transfer agents and registrars; fees and expenses with respect to administration, except as may be herein expressly provided otherwise or provided otherwise pursuant to administration agreements; expenses for portfolio pricing services by a pricing agent, if any; expenses relating to investor and public relations; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio holding of the Fund; expenses of preparation and distribution of reports, notices and dividends to stockholders; expenses of the dividend reinvestment and cash purchase plan (except for brokerage expenses paid by participants in such plan); costs of stationery; any litigation expenses; and
costs of stockholders' and other meetings.

      7.    Potential Conflicts of Interest. (a) Subject to applicable statutes and regulations, it is understood that directors, officers or agents of the Fund are or may be interested in the Investment Manager or its affiliates as directors, officers, employees, agents, shareholders or otherwise, and that the directors, officers, employees, agents or shareholders of the Investment Manager or its affiliates may be interested in the Fund as directors, officers, agents or otherwise.

            (b)   If the Investment Manager considers the purchase or sale of securities for the Fund and other advisory clients of the Investment Manager at or about the same time, transactions in such securities will be allocated among the Fund and such other clients in a manner deemed fair and reasonable by the
Investment Manager, subject to any guidelines that may be adopted by the Board of Directors of the Fund.

      8.    Duration and Termination. (a) This Agreement shall be effective for a period of two years commencing on the later of (i) the date that the requisite stockholder approval as required under Section 15 of the 1940 Act has been obtained or (ii) the date that the Agreement and Plan of Merger, dated February
4, 1997, between Dean Witter, Discover & Co. and Morgan Stanley Group Inc. is
consummated. Thereafter, this Agreement will continue in effect from year to year, provided that such continuance is specifically approved at least annually by (A) a vote of a majority of the members of the Fund's Board of Directors who are neither parties to this Agreement nor interested persons of the Fund or of the Investment Manager or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with the Investment
Manager, cast in person at a meeting called for the purpose of voting on such approval, and (B) a vote of a majority of either the Fund's Board of Directors or the Fund's outstanding voting securities.

            (b)   This Agreement may nevertheless be terminated at any time, without payment of penalty, by the Fund or by the Investment Manager upon 60 days' written notice. This Agreement shall automatically be terminated in the event of its assignment, provided, however, that a transaction which does not, in accordance with the 1940 Act, result in a change of actual control or management of the

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Investment Manager's business shall not be deemed to be an assignment for the purposes of this Agreement.

            (c)   Termination of this Agreement shall not (i) affect the right of the Investment Manager to receive payments of any unpaid balance of the compensation described in Section 2 earned prior to such termination, or (ii)
extinguish the Investment Manager's right of indemnification under Section 5.

      As used herein, the terms "interested person," "assignment," and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act.

      9.    Amendment. This Agreement may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund, and (ii)
a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund or of the Investment Manager, cast in person at a meeting called for the purpose of voting on such approval.

      10.   Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

      11.   Notices. Any communication hereunder shall be in writing and shall be delivered in person or by telex or facsimile (followed by mailing such communication, air mail postage prepaid, on the date on which such telex or facsimile is sent, to the address set forth below). Any communication or document to be made or delivered by one person to another pursuant to this
Agreement shall be made or delivered to that other person at the following relevant address (unless that other person has by fifteen (15) days' notice to the other specified another address):

                  If to the Investment Manager:

                           Morgan Stanley Asset Management Inc.
                           1221 Avenue of the Americas
                           New York, New York  10020
                           Attention:  General Counsel
                           Telephone No.:  (212) 762-7188
                           Facsimile No.:  (212) 762-7377

                  If to the Fund:

                           Morgan Stanley Russia & New Europe Fund, Inc.
                           1221 Avenue of the Americas
                           New York, New York  10020
                           Attention:  President
                           Telephone No.:  (212) 296-7100
                           Facsimile No.:  (212) 762-7326

Communications or documents made or delivered by personal delivery shall be deemed to have been received on the day of such delivery. Communications or documents made or delivered by telex or facsimile shall be deemed to have been received, if by telex, when acknowledged by the addressee's correct answer back code and, if by facsimile, upon production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the

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facsimile number of the recipient; provided that a hard copy of the communication or document so made or delivered by telex or facsimile was posted the same day as the communication or document was made or delivered by electronic means.

      12.   Jurisdiction. Each party hereto irrevocably agrees that any suit, action or proceeding against either of the Investment Manager or the Fund arising out of or relating to this Agreement shall be subject exclusively to the jurisdiction of the United States District Court for the Southern District of
New York or the Supreme Court of the State of New York, New York County, and
each party hereto irrevocably submits to the jurisdiction of each such court in connection with any such suit, action or proceeding. Each party hereto waives any objection to the laying of venue of any such suit, action or proceeding in either such court, and waives any claim that such suit, action or proceeding has been brought in an inconvenient forum. Each party hereto irrevocably consents to service of process in connection with any such suit, action or proceeding by mailing a copy thereof in English by registered or certified mail, postage prepaid, to their respective addresses as set forth in this Agreement.

      13.   Representation and Warranty of the Investment Manager. The
Investment Manager represents and warrants that it is duly registered as an investment adviser under the U.S. Investment Advisers Act.

      14.   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      15.   Captions. The captions in this Agreement are included for
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      IN WITNESS WHEREOF, the parties have executed this Investment Advisory and
Management Agreement by their officers thereunto duly authorized as of the day and year first written above.

                                      MORGAN STANLEY RUSSIA & NEW EUROPE
                                      FUND, INC.

                                      By:      /s/ Warren J. Olsen
                                         ---------------------------------------
                                           Name:  Warren J. Olsen
                                           Title: President

                                      MORGAN STANLEY ASSET MANAGEMENT INC.

                                      By:      /s/ Warren J. Olsen
                                         ---------------------------------------
                                           Name:  Warren J. Olsen
                                           Title: President

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